Exhibit 99.1

For Immediate Release

Date: July 8, 2020For Information Contact:

Donald A. Benziger, Executive Vice President and CFO

(765) 973-4299

RICHMOND MUTUAL BANCORPORATION, INC.

ANNOUNCES STOCK REPURCHASE PROGRAM

Richmond, IN – July 8, 2020 – Richmond Mutual Bancorporation, Inc. (NASDAQ: RMBI) (the “Company”), the parent company of First Bank Richmond, today announced that its Board of Directors (the “Board”) approved a stock repurchase program under which the Company may repurchase up to 676,331 shares or 5% of its outstanding shares through open market purchases, privately-negotiated transactions, or otherwise in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These shares will be purchased from time to time over a twelve-month period depending upon market conditions.

The Board also authorized management to enter into a trading plan with Keefe, Bruyette & Woods, Inc. in accordance with Rule 10b5-1 of the Exchange Act, to facilitate repurchases of its common stock pursuant to the above mentioned stock repurchase program (the “Rule 10b5-1 plan”).  The Rule 10b5-1 plan allows the Company to repurchase shares at times when they might otherwise be prevented from doing so by securities laws or because of self-imposed trading blackout periods.  Under the Rule 10b5-1 plan, Keefe, Bruyette & Woods, Inc. will have the authority, subject to the prices, terms and limitations set forth in the Rule 10b5-1 plan, including compliance with Rule 10b-18 of the Exchange Act, to repurchase shares on the Company’s behalf.

Garry Kleer, Chairman, President and Chief Executive Officer of the Company, indicated that the Board of Directors approved the repurchase program in view of the current price level of the Company’s common stock and the strong capital position of the Company’s subsidiary, First Bank Richmond.  Mr. Kleer stated:  “We believe that the repurchase of our shares represents an attractive investment opportunity that will benefit the Company and our stockholders.”

The actual timing, number and value of shares repurchased under the stock repurchase program will depend on a number of factors, including constraints specified in the Rule 10b5-1 plan, price, general business and market conditions, and alternative investment opportunities.  The share repurchase program does not obligate the Company to acquire any specific number of shares in any period, and may be expanded, extended, modified or discontinued at any time.

About Richmond Mutual Bancorporation, Inc.

Richmond Mutual Bancorporation, Inc., headquartered in Richmond, Indiana, is the holding company for First Bank Richmond, a community-oriented financial institution offering traditional financial and trust services within its local communities through its eight locations in Richmond, Centerville, Cambridge City and Shelbyville, Indiana, its five locations in Sidney, Piqua and Troy, Ohio and its loan production office in Columbus, Ohio.

Forward-Looking Statements

This press release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws, including information regarding purchases by the Company of its common stock pursuant to any Rule 10b5-1 trading plans or otherwise. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words or phrases "may," "believe," "will," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," "potential," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, but the absence of these words does not mean that a statement is not forward-looking.  By their nature, forward-looking information and statements are subject to risks, uncertainties, and contingencies, including changes in price and volume and the volatility of the Company’s common stock; adverse developments affecting either or both of prices and trading of exchange-traded securities, including securities listed on the Nasdaq Stock Market; and unexpected or otherwise unplanned or alternative requirements with respect to the capital investments of the Company. The Company does not undertake to update any forward-looking statements or information, including those contained in this report.

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